UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 27, 2004


                          Odyssey Pictures Corporation
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



          Nevada                         000-19854               95-4269048
--------------------------------------------------------------------------------
(State or other jurisdiction     (Commission File Number)      (IRS Employer
     of incorporation)                                       Identification No.)


              16910 Dallas Parkway, Suite 104, Dallas, Texas 75248 (Address of principal executive offices and Zip Code)


                                 Not Applicable
          (Former address of principal executive offices and Zip Code)


Registrant's telephone number, including area code (972) 818-7990


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

/_/ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/_/ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/_/  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

/_/  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

Section 5       Corporate Governance and Management

Item 5.02       Departure of Directors or Principal  Officers;
                Election of Directors;
                Appointment of Principal Officers.


Swiss media entrepreneur HansJoerg Finsterwald has been appointed as CO-CEO of the Odyssey Pictures Corp. He will share in the position with John W. Foster, the company's present CEO. Mr. Finsterwald will be in charge of the development of new business areas as well as of the expansion of Odyssey's sales activities while Mr. Foster will focus on corporate business. The Board has not yet completed the terms of his contract but have allowed a thirty day period to do so, whereupon additional filings may be made.


Mr. Finsterwald holds a degree in business administration. He had management experience in multinational entertainment companies, has served as a consultant to producers, entertainment, communications and advertising companies and as a developer of entertainment driven business opportunities. Recently he has become a partner in an international joint-venture establishing a new entertainment broadcast network in Germany and is involved in the development of entertainment content and solutions for mobile communications. In the past, he has been managing director of the entertainment division of the leading Swiss publishing group. He has also been active in private film funds along with his production expertise in theatrical, television and commercial industries.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           ODYSSEY PICTURES CORPORATION



Date:  December 27, 2004                   /s/ John W. Foster
                                           ---------------------------
                                           John W. Foster
                                           President and Chief Executive Officer